Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Summer Infant, Inc. and its subsidiaries of our report dated February 24, 2016, relating to the consolidated financial statements of Summer Infant, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Summer Infant, Inc. and its subsidiaries for the year ended January 2, 2016.

/s/ RSM US LLP

RSM US LLP

Boston, MA

August 5, 2016